SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2007

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Cash Bonuses Awarded to Named Executive Officers for 2006

On January 29, 2007, the Compensation Committees of the Boards of Directors of Bryn Mawr Bank Corporation (the “Corporation”) and its subsidiary, The Bryn Mawr Trust Company (the “Bank”), awarded cash bonuses for 2006 based on the Corporation’s performance in 2006 to the Named Executive Officers.

The following table sets forth the bonuses awarded to the Named Executive Officers.

Name and Principal Position	2006 Cash Bonus
Frederick C. Peters II
Chairman, President & CEO of the Corporation and the Bank	$141,564

Alison E. Gers
Executive Vice President of the Bank – Retail Banking and Marketing and Support Division	$48,675

Joseph G. Keefer
Executive Vice President – Chief Lending Officer of the Bank	$55,000

Robert J. Ricciardi
Executive Vice President – Chief Credit Policy Officer of the Bank and Secretary of the Corporation	$45,500

J. Duncan Smith
Chief Financial Officer and Treasurer of the Corporation and the Bank and Executive Vice President of the Bank	$45,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

	By:	/s/ Frederick C. Peters II
Frederick C. Peters II,
President and Chief Executive Officer

Date: February 2, 2007